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                                                                    EXHIBIT 99.3

[SPSS LOGO]

FOR IMMEDIATE RELEASE:
Oct. 21, 2004
Contact:                  Raymond Panza         Joe Pittman
                          SPSS Inc.             Ashton Partners
                          Executive VP/CFO      Investor Relations
                          312.651.3000          312.553.6747
                                                E-mail:  spss@ashtonpartners.com


               SPSS INC. PRE-ANNOUNCES 2004 THIRD-QUARTER RESULTS

CHICAGO, Ill. (USA), Oct. 21, 2004 -- SPSS Inc. (NASDAQ: SPSS), a leading provider of predictive analytics technology and services, today announced preliminary results for its third quarter ended September 30, 2004.

In its regularly scheduled earnings release on November 2, 2004, SPSS expects to report revenues of between $52.5 and $54.5 million and diluted earnings per share from $0.02 to $0.06. These results include nonrecurring charges of approximately $2.2 million pre-tax related to the accounting review and restatement completed July 29 and the write-off of a long-term receivable. The company will also discuss any changes to its previous guidance for the remainder of the 2004 fiscal year at that time.

"New revenue growth internationally was lower than expected," said Jack Noonan, SPSS president and chief executive officer. "These results, combined with higher than expected one-time costs, kept us from meeting our profitability goals in the quarter."

Noonan continued, "Sales performance improved in the United States, with particularly strong results from the federal government and higher education sectors. Overall, we continued to add new applications customers and experience solid growth in new sales of our data mining and statistical tools."

The company will host a conference call at 9:00 a.m. CST on Nov. 3, 2004, to discuss its results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800.798.2864 in the United States and 617.614.6206 internationally. The live call passcode is 72265448. A replay will be available via phone for one week after the call. In order to access it, participants should dial
888.286.8010 in the United States or 617.801.6888 internationally. Access code 25835071 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.
SPSS Inc. (NASDAQ: SPSS) is a global provider of predictive analytics technology and services. The company's predictive analytics technology connects data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 commercial, academic and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve processes and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.



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SAFE HARBOR STATEMENT
The following constitutes the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended:

Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "should be," "planning" and "expects." Such statements also involve known and unknown risks, including market conditions and competition, which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company's periodic reports (copies of which are available from SPSS upon request).